                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund-- Multistate Series--54, Defined Asset Funds (Florida, Massachusetts, New Jersey and Pennsylvania Trusts)

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-51199 of our opinion dated March 20, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 16, 1997